                                                                    EXHIBIT 99.1












                               PURCHASE AGREEMENT

                                  BY AND AMONG

                              RAYOVAC CORPORATION,

                       REMINGTON PRODUCTS COMPANY, L.L.C.,

                          VESTAR EQUITY PARTNERS, L.P.,

                              INVESTORS/RP, L.L.C.

                                       AND

                                    RPI CORP.


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                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS; INTERPRETATION.............................................................................1
         Section 1.1       Definitions............................................................................1
         Section 1.2       Interpretation.........................................................................7

ARTICLE II PURCHASE AND SALE; CLOSING.............................................................................7
         Section 2.1       Purchase and Sale......................................................................7
         Section 2.2       Purchase Price.........................................................................7
         Section 2.3       The Closing............................................................................7
         Section 2.4       Payment of the Purchase Price; Closing Deliverables....................................8

ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE SELLERS........................................................10
         Section 3.1       Organization, Corporate Power and Authorization.......................................10
         Section 3.2       Binding Effect; Noncontravention......................................................10
         Section 3.3       Ownership of Securities...............................................................10
         Section 3.4       Shaver and Razor Capitalization; Subsidiaries.........................................11

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................................12
         Section 4.1       Organization, Qualification, and Corporate Power......................................12
         Section 4.2       Approvals and Consents................................................................12
         Section 4.3       Capitalization; Subsidiaries..........................................................12
         Section 4.4       Financial Statements..................................................................13
         Section 4.5       Events Subsequent to the Most Recent Balance Sheet....................................14
         Section 4.6       Absence of Undisclosed Liabilities....................................................14
         Section 4.7       Title to Assets; Adequacy.............................................................14
         Section 4.8       Compliance With Laws..................................................................14
         Section 4.9       Tax Matters...........................................................................14
         Section 4.10      Environmental Matters.................................................................15
         Section 4.11      Intellectual Property.................................................................16
         Section 4.12      Real Estate...........................................................................16
         Section 4.13      Litigation............................................................................16
         Section 4.14      Employee Benefits.....................................................................16
         Section 4.15      Contracts.............................................................................17
         Section 4.16      Defective Products....................................................................18
         Section 4.17      Major Customers.......................................................................18
         Section 4.18      Major Suppliers.......................................................................18
         Section 4.19      Labor Relations.......................................................................18
         Section 4.20      Affiliate Transactions................................................................19
         Section 4.21      Insurance.............................................................................19
         Section 4.22      Corporate Records.....................................................................19
         Section 4.23      Brokerage.............................................................................19
         Section 4.24      NO ADDITIONAL REPRESENTATIONS.........................................................19
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
ARTICLE V REPRESENTATIONS AND WARRANTIES OF THE PURCHASER........................................................20
         Section 5.1       Organization, Corporate Power and Authorization.......................................20
         Section 5.2       Binding Effect and Noncontravention...................................................20
         Section 5.3       Brokerage.............................................................................21
         Section 5.4       Financial Ability.....................................................................21
         Section 5.5       No Litigation.........................................................................21
         Section 5.6       Investment............................................................................21
         Section 5.7       Acknowledgement by the Purchaser......................................................21

ARTICLE VI COVENANTS.............................................................................................22
         Section 6.1       Reasonable Best Efforts...............................................................22
         Section 6.2       Conduct of Business...................................................................23
         Section 6.3       Access................................................................................24
         Section 6.4       No Solicitation.......................................................................25
         Section 6.5       Books and Records.....................................................................25
         Section 6.6       Director and Officer Liabilities and Indemnification..................................25
         Section 6.7       No Transfers..........................................................................26
         Section 6.8       Trademark and Trade Name Release......................................................26
         Section 6.9       Releases..............................................................................26
         Section 6.10      Payment of Intercompany Transactions..................................................27
         Section 6.11      No Interference; Nondisclosure........................................................27
         Section 6.12      Employee Matters......................................................................28
         Section 6.13      Public Announcements..................................................................29
         Section 6.14      Litigation Support....................................................................29
         Section 6.15      Tax Procedures........................................................................30
         Section 6.16      Phantom Equity Disbursement Account...................................................31
         Section 6.17      Financial Statements..................................................................31
         Section 6.18      Commitment............................................................................31

ARTICLE VII CONDITIONS TO THE CLOSING............................................................................32
         Section 7.1       Conditions of the Purchaser's Obligation..............................................32
         Section 7.2       Conditions of the Sellers' Obligation.................................................33

ARTICLE VIII TERMINATION.........................................................................................33
         Section 8.1       Termination...........................................................................33
         Section 8.2       Effect of Termination.................................................................34

ARTICLE IX MISCELLANEOUS.........................................................................................34
         Section 9.1       Non-Survival of Representations, Warranties, Covenants and Agreement..................34
         Section 9.2       Remedies..............................................................................34
         Section 9.3       Confidentiality.......................................................................35
         Section 9.4       Consent to Amendments.................................................................35
         Section 9.5       Entire Agreement......................................................................35
         Section 9.6       Successors and Assigns................................................................35
         Section 9.7       Governing Law; Consent to Jurisdiction; Venue; Waiver of Jury Trial...................35
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         Section 9.8       Notices...............................................................................36
         Section 9.9       Exhibits..............................................................................38
         Section 9.10      Counterparts..........................................................................38
         Section 9.11      Time is of the Essence................................................................38
         Section 9.12      No Third-Party Beneficiaries..........................................................38
         Section 9.13      Headings..............................................................................38
         Section 9.14      Transaction Expenses; Transfer Taxes..................................................38
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                                      iii

                               PURCHASE AGREEMENT

         This PURCHASE AGREEMENT (this "Agreement") is made as of August 21, 2003, by and among Rayovac Corporation, a Wisconsin corporation (the "Purchaser"), Remington Products Company, L.L.C., a Delaware limited liability company (the "Company"), Vestar Equity Partners, L.P., a Delaware limited partnership ("Vestar"), Investors/RP, L.L.C., a Delaware limited liability company ("IRP") and RPI Corp., a Delaware corporation ("RPI"), and together with Vestar and IRP, the "Sellers") and solely for the purposes of Section 6.9 and
Section 6.10 hereof, Vestar Shaver Corp. ("Shaver") and Vestar Razor Corp. ("Razor"). The Purchaser, the Sellers and the Company are each sometimes referred to herein as a "Party" and, collectively, as the "Parties". Capitalized terms which are used but not otherwise defined herein are defined in Section 1.1 below.

         WHEREAS, as of the date hereof, RPI, Shaver and Razor collectively own 100% of the issued and outstanding Membership Interests of the Company (the "Company Interests");

         WHEREAS, as of the date hereof, Vestar owns 100% of the issued and outstanding capital stock of each of Shaver and Razor (collectively, the "Shares");

         WHEREAS, as of the date hereof, IRP owns 10.26% of Shaver's and Razor's Economic Interests in the Company;

         WHEREAS, the Parties desire to enter into this Agreement pursuant to which RPI, Vestar and IRP each agrees to sell to the Purchaser and the Purchaser agrees to purchase: all of the RPI Company Interests (as defined below) from RPI, all of the Shares from Vestar and all of the IRP Economic Interests from IRP;

         NOW, THEREFORE, in consideration of the premises and the mutual promises made herein, and in consideration of the representations, warranties, and covenants herein contained, the Parties hereby agree as follows:

                                   ARTICLE I

                           DEFINITIONS; INTERPRETATION

         SECTION 1.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

         "Affiliate" means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlled" and "controlling" have meanings correlative thereto.

         "Aggregate Phantom Equity Payment" means the amount necessary to satisfy the obligations pursuant to all agreements under the Phantom Equity Program other than the SP Agreements.

         "Assignment Agreement" means the Instrument of Assignment and Transfer, dated as of May 23, 1996, by and among the Company, Shaver, Razor and IRP.

         "Business" means the business of the Company and its Subsidiaries, as conducted on the date of this Agreement.

         "Business Day" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York, or is a day on which banking institutions located in such state or in the city of New York are authorized or required by law or other governmental action to close.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Common Units" has the meaning set forth in the LLC Agreement.

         "Company Contracts" has the meaning set forth in Section 4.15.

         "Contract" shall mean any written agreement, contract, obligation, promise, or undertaking.

         "Confidentiality Agreement" has the meaning set forth in Section 6.3.

         "Credit Agreement" mean the Credit and Guarantee Agreement, dated August 21, 2001, among the Company, certain of its Subsidiaries, various lending institutions, Fleet Capital Corporation, as Administrative Agent, and Congress Financial Corporation, as Co-arranger, as amended, restated or modified from time to time.

         "Defaulting Party" has the meaning set forth in Section 8.2.

         "Disclosure Letter" means the letter delivered by the Sellers to the Purchaser on the date of this Agreement which sets forth (i) the exceptions to the Sellers' representations and warranties in Articles III and IV hereof and
(ii) other information required by this Agreement.

         "Disposal" has the meaning set forth in the Solid Waste Disposal Act.

         "Economic Interest" shall have the meaning set forth in the LLC Agreement.

         "Employee Benefit Plan" means each "employee benefit plan" (as such term is defined in ERISA Section 3(3)) and each other material employee benefit plan, program or arrangement maintained by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries contributes or under which they have any material liability.

         "Environmental Laws" means all federal, state, and local statutes, regulations, ordinances and judicial or administrative orders concerning the pollution or protection of the environment, including without limitation the Clean Air Act, the Clean Water Act, the Solid Waste Disposal Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, the Federal Insecticide, Fungicide and Rodenticide

Act, the Occupational Safety and Health Act, and the Emergency Planning and Community Right-to-Know Act of 1986.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "Government Entity" means any federal, state, local or foreign government or any court, administrative agency or commission or other governmental authority or agency, domestic or foreign.

         "Hazardous Substance" means any waste, pollutant, contaminant, hazardous or toxic substance, petroleum, petroleum-based or petroleum-derived substance or waste or asbestos-containing material with respect to which liability or standards of conduct are imposed, or which are regulated, pursuant to any Environmental Laws.

         "High-Yield Debt" means the Company's 11% Senior Subordinated Notes due 2006.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the regulations promulgated thereunder.

         "Indebtedness" of any Person at any date means without duplication (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services which, in accordance with GAAP, would be required to be shown as a liability on the face of a balance sheet of such Person on such date (other than trade liabilities and accrued expenses and liabilities, in each case to the extent incurred in the ordinary course of business and payable in accordance with customary practices), (b) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (c) all obligations of such Person under capitalized lease obligations, and (d) any obligation of the type described in clauses (a) - (c) above of another Person for which such Person has or many become liable pursuant to a guarantee of payment or performance.

         "Intellectual Property" has the meaning set forth in Section 4.11.

         "IRP Economic Interests" means the Economic Interests owned by IRP pursuant to the Assignment Agreement.

         "IRS" means the United States Internal Revenue Service.

         "Knowledge" means, (i) with respect to the Company, the actual knowledge of Perry Beadon, Joel K. Bedol, Alexander R. Castaldi, Neil P. DeFeo, Greg Ellery, Blair Hawley, Kris Kelley, Ronald Krassin, Lester C. Lee, Steve Markwell, Lisa Nichols, Timothy G. Simmone, and Jeff Tepperman (ii) with respect to any Seller, the actual knowledge of any executive officer (or similar position) of such Seller, and (ii) with respect to the Purchaser, the actual knowledge of any executive officer of the Purchaser.

         "Laws" means all laws, ordinances, final rules and regulations, or orders of all Government Entities.

         "Leases" has the meaning set forth in Section 4.12(b).

         "Legal Requirement" means any requirement arising under any action, law, treaty, rule or regulation, determination or direction of an arbitrator or Government Entity, including any Environmental Law.

         "Liability" or "Liabilities" means any and all debts, liabilities and obligations of any nature whatsoever, whether accrued or fixed, absolute or contingent, mature or unmatured or determined or indeterminable.

         "Liens" shall mean, with respect to any asset or security, any mortgage, pledge, option, lien, security interest, proxy, voting trust or agreement, charge, claim, encroachment, defects of title, right of first refusal, easements, encumbrance or restriction of any kind or nature, including any restriction on use or transfer.

         "Litigation" has the meaning set forth in Section 4.13.

         "LLC Agreement" means the Amended and Restated Limited Liability Company Agreement of the Company dated as of May 16, 1996, as amended.

         "Losses" means, with respect to any Person, any liabilities, costs, damages, deficiencies, penalties, fines or other losses or expenses, including attorney's fees and expenses, whether or not arising out of a third party claim, against or affecting such Person, other than lost profits or consequential damages.

         "Material Adverse Effect" means a material adverse effect on the Business, properties, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, but excluding any effect resulting from or relating to (i) general economic conditions or general effects on the industry in which the Business is primarily engaged (including as a result of (a) an outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, or (b) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere), (ii) resulting from the public announcement of the transactions contemplated by this Agreement or (iii) relating to or resulting from action taken by Purchaser or any of its Affiliates or representatives.

          "Membership Interests" has the meaning set forth in the LLC Agreement and includes, without limitation, Common Units and Preferred Capital.

         "Most Recent Balance Sheet" means the unaudited consolidated balance sheet of the Company and its Subsidiaries as of July 26, 2003 set forth in
Section 4.4 of the Disclosure Letter.

         "Net Purchase Price" means the Purchase Price minus the Aggregate Phantom Equity Payment.

         "Owned Real Property" has the meaning set forth in Section 4.12(a).

         "Permitted Liens" means (i) liens for taxes or assessments and similar charges, which either (a) are not delinquent or (b) are being contested in good faith and by appropriate proceedings, and for which adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company's or its Subsidiaries' books with respect thereto, (ii) mechanics', materialmen's or contractors' liens or encumbrances or any similar statutory lien or restriction for amounts not yet due or payable or for which adequate reserves (as determined in accordance with GAAP, consistently applied) have been established on the Company or its Subsidiaries books with respect thereto, (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the real property which are not violated by the current use and operation of the real property,
(iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the real property which do not materially impair the occupancy or use, value or marketability of the owned real property which they encumber for the purposes for which it is currently used in connection with the Business, and (v) Liens outstanding under the Credit Agreement that will be extinguished at such time as the Purchaser refinances the Credit Agreement.

         "Person" means an individual, a partnership, a corporation, an association, a limited liability company, a joint stock company, a trust, a joint venture, an unincorporated organization or a Government Entity.

         "Phantom Equity Disbursement Account" means an account to be created and maintained by the Company to disburse the Aggregate Phantom Equity Payment to each Phantom Equity Participant (such account shall be specified in writing to the Purchaser not less than three (3) Business Days prior to the Closing
Date).

         "Phantom Equity Participant" means any Person entitled to any payment under the Phantom Equity Program as of the Closing Date.

         "Phantom Equity Program" means, collectively, all Time Based Phantom Equity Agreements, Performance Based Phantom Equity Agreements and Super Performance Based Phantom Equity Agreements in effect from time to time between the Company and its or its Subsidiaries' employees and certain of their respective directors including all Offer to Compromise, Settlement and Release Agreements in which payments under these programs have been deferred.

         "Preferred Capital" has the meaning set forth in the LLC Agreement.

         "Purchase Price" has the meaning set forth in Section 2.2.

         "Purchaser Disclosure Letter" means the letter delivered by the Purchaser to the Seller on the date of this Agreement setting forth the exceptions to the Purchaser's representations and warranties in Article V hereof.

         "Purchaser Material Adverse Effect" means a material adverse effect on the business, properties, liabilities, results of operations or financial condition of the Purchaser and its Subsidiaries, taken as a whole.

         "Returns" has the meaning set forth in Section 4.9(a).

         "RPI Company Interests" means all Company Interests owned by RPI, as set forth in Section 2.4 of the Disclosure Letter.

         "RPI Services Agreement" means the Consulting and Transitional Services Agreement, dated as of May 23, 1996 between RPI and the Company.

         "Sale" means the purchase by the Purchaser from the Sellers of the Securities in accordance with the terms and conditions set forth in this Agreement.

         "SEC" means the United States Securities and Exchange Commission.

         "Securities" means the Shares, the IRP Economic Interests, and the RPI Company Interests, collectively.

         "Securities Act" means the Securities Act of 1933, as amended.

         "SP Agreement" has the meaning given thereto in Section 6.2.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a limited liability company (with voting securities) a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company (without voting securities), partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association or other business entity.

         "Tax Distribution" means a distribution made pursuant to Section 5.5 of the LLC Agreement to any current or former holder of a Membership Interest with respect to income of the Company that has been or will be allocated to such Person prior to or subsequent to the

Closing and is accrued consistent with past practice on the Financial Statements for the period from January 1, 2003 through the Closing Date.

         "Taxes" means any and all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, real or personal property, sales, use, service, customs, duties and charges value added, license, net worth, transfer and recording taxes, gross receipts, fees and charges, imposed by the IRS or any other taxing authority or any Government Entity; and such term shall include any interest, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments.

         "Vestar Management Agreement" means the Management Agreement, dated May 23, 1996 between Vestar Capital Partners and the Company.

         SECTION 1.2 INTERPRETATION. Unless otherwise indicated to the contrary herein by the context or use thereof (i) the words, "herein," "hereto," "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or paragraph hereof, (ii) the word "including" means "including, but not limited to", (iii) words importing the singular will also include the plural, and vice versa, and (iv) any reference to any federal, state, local, or foreign statute or law will be deemed also to refer to all rules and regulations promulgated thereunder. References to $ will be references to United States Dollars, and with respect to any contract, obligation, liability, claim or document that is contemplated by this Agreement but denominated in currency other than United States Dollars, the amounts described in such contract, obligation, liability, claim or document will be deemed to be converted into United States Dollars for purposes of this Agreement as of the applicable date of determination. Any numeric reference or dollar threshold contained in this Agreement for disclosure or other purposes shall not be deemed to be an indicia of materiality with respect to such matter or any other matter for purposes of this Agreement.

                                   ARTICLE II

                           PURCHASE AND SALE; CLOSING

         SECTION 2.1 PURCHASE AND SALE. At the Closing, subject to the terms and conditions set forth in Article VII below, the Purchaser shall purchase from the Sellers, and each Seller shall, severally and not jointly, sell, convey, assign, transfer, and deliver to the Purchaser, all of the Securities owned by it to the Purchaser hereunder, free and clear of any Liens, other than restrictions on transfer arising under the Securities Act and state or foreign securities laws.

         SECTION 2.2 PURCHASE PRICE. The aggregate cash purchase price (the "Purchase Price") to be paid by the Purchaser for the Securities shall equal $165,000,000, payable as described in Section 2.4 below.

         SECTION 2.3 THE CLOSING. Subject to Section 8.1 below, the closing of the Sale and the transactions relating thereto (collectively, the "Closing") shall take place at the offices of Kirkland & Ellis, 153 East 53rd Street, New York, New York (or at such other location as the Parties may agree), commencing at 10:00 a.m. local time on September 30, 2003; or, if later, the second (2nd) Business Day following the satisfaction or waiver of all conditions (specified in

Section 7.1 and Section 7.2 hereof) to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties shall take at the Closing itself). The date and time of the Closing are referred to as the "Closing Date."

         SECTION 2.4 PAYMENT OF THE PURCHASE PRICE; CLOSING DELIVERABLES. At the Closing, subject to the satisfaction or waiver of each of the conditions specified in Section 7.1 and Section 7.2, as applicable:

                  (a) The Purchaser shall deliver or cause to be delivered to the Sellers:

                           (i) the Net Purchase Price (in the respective amounts to each Seller as set forth on Section 2.4(a)(i) of the Disclosure Letter), by wire transfer of immediately available funds, to accounts designated by the Sellers and delivered to the Purchaser not less than three (3) Business Days prior to the Closing Date;

                           (ii) a copy of resolutions of the board of directors of the Purchaser authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, each certified by the Secretary of the Purchaser as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

                           (iii) a certificate of the Secretary of the Purchaser certifying as of the Closing as to the incumbency of the officers of the Purchaser and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Purchaser;

                           (iv) a certificate, dated within five days of the Closing, of the Secretary of State of Wisconsin establishing that the Purchaser is in existence and otherwise is in good standing to transact business;

                           (v) a certificate of an authorized officer of the Purchaser certifying as of the Closing as to the fulfillment of the conditions set forth in Section 7.2(a) hereof;

                           (vi) such other documents and instruments necessary to transfer the Securities as contemplated hereby as the Sellers may reasonably request.

                  (b) The Purchaser shall deposit to the Phantom Equity Disbursement Account (for the exclusive and ratable benefit of each Phantom Equity Participant) the Aggregate Phantom Equity Payment (the Company will notify the Purchaser of the exact amount of the Aggregate Phantom Equity Payment not less than three (3) Business Days prior to the Closing) by wire transfer of immediately available funds.

                  (c) Vestar shall deliver to the Purchaser (i) all of the stock certificates representing the Shares, endorsed in blank or accompanied by duly executed assignment documents; provided, however, that if any stock certificate representing Shares has been lost, stolen, or destroyed, in lieu of delivering such stock certificate, Vestar may deliver an affidavit of that fact in form and substance reasonably acceptable to the Purchaser, and (ii) evidence reasonably satisfactory to the Purchaser that the Assignment Agreement has been terminated and any and all obligations of Shaver and Razor thereunder have been satisfied or waived.

                  (d) RPI shall deliver to Purchaser all right, title and interest in and to the RPI Company Interests, as evidenced by the Assignment and Assumption of Limited Liability Company Interest in the form of Exhibit A hereto.

                  (e) The Company will deliver or cause to be delivered to the Purchaser:

                           (i) a copy of resolutions of the management committee of the Company, authorizing the execution, delivery and performance of this Agreement and all related documents and agreements, certified by the Secretary of the Company, as being true and correct copies of the originals which have not been modified or amended and which are in effect at the Closing;

                           (ii) a certificate of the Secretary of the Company certifying as of the Closing as to the incumbency of the officers of the Company and as to the signatures of such officers who have executed documents delivered at the Closing on behalf of the Company;

                           (iii) certificates, dated within five days of the Closing, of the Secretary of State of Delaware establishing that the Company is in existence and otherwise is in good standing to transact business;

                           (iv) resignations, to be effective as of the Closing, of the directors of Razor and Shaver and each of the Company's Subsidiaries which are corporations and resignations of each of the members of the Management Committee of the Company and the managers of each of the Company's Subsidiaries which are limited liability companies;

                           (v) a certificate of an authorized officer of the Company certifying as of the Closing as to the fulfillment of the conditions set forth in Section 7.1(a) hereof;

                           (vi) evidence reasonably satisfactory to the Purchaser that each agreement set forth in Section 2.4(e)(vi) of the Disclosure Letter (which includes all agreements under the Phantom Equity Program in existence on the date hereof other than the SP Agreements) has been terminated and any and all obligations of the Company and any of its Subsidiaries thereunder have been satisfied or waived (or in the case of any obligations of the Company under the Phantom Equity Program (other than obligations under any SP Agreement) will be satisfied upon receipt by each Phantom Equity Participant of his or her respective share of the Aggregate Phantom Equity Payment); and

                           (vii) such other documents and instruments necessary to transfer the Securities as contemplated hereby as the Purchaser may reasonably request.

                           (f) IRP shall deliver to Purchaser all right, title and interest in and to the IRP Economic Interests, as evidenced by the Instrument of Assignment and Transfer in the form of Exhibit B attached hereto.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

         As a material inducement to the Purchaser to enter into this Agreement and to purchase the Securities, each Seller hereby severally, and not jointly, represents and warrants as of the date of this Agreement as follows:

         SECTION 3.1 ORGANIZATION, CORPORATE POWER AND AUTHORIZATION. Such Seller is validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable, and has the requisite power and authority necessary to enter into, deliver and perform its obligations pursuant to this Agreement. Such Seller's execution, delivery and performance of this Agreement has been duly authorized by such Seller.

         SECTION 3.2 BINDING EFFECT; NONCONTRAVENTION.

                  (a) This Agreement has been duly executed and delivered by such Seller. This Agreement constitutes a valid and binding obligation of such Seller which is enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (b) Except as set forth in Section 3.2(b) of the Disclosure Letter, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in a violation of, (iii) result in the creation of any Lien upon any assets (including any Securities owned by), properties or rights of such Seller pursuant to, (iv) give any Person the right to modify, terminate or accelerate any Liability of, or charge any fee, penalty or similar payment to such Seller, or (v) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Person or Government Entity (except for the applicable requirements of the HSR Act and any applicable foreign antitrust laws or regulations) pursuant to (A) any Contract to which such Seller is a party, by which it is bound, or to which any of its assets are subject, (B) the certificate of organization, bylaws or similar governing documents of such Seller, or (C) any laws to which such Seller or any of its assets are subject, except, in the case of clauses (A) and (C), where such conflict, default, creation, modification, termination or acceleration or authorization could not reasonably be expected to have a Material Adverse Effect.

         SECTION 3.3 OWNERSHIP OF SECURITIES. Such Seller holds of record, owns beneficially and has good and marketable title to all of such Seller's Securities (as identified on Section 2.4(a)(i)) of the Disclosure Letter, free and clear of any Liens (other than Permitted Liens, the terms of the Assignment Agreement and restrictions on transfer arising under the Securities Act and state or foreign securities laws). Such Seller is not a party to any voting trust, proxy, or other agreement or understanding with respect to the voting or transfer of any Securities which will survive the Closing Date.

         SECTION 3.4 SHAVER AND RAZOR CAPITALIZATION; SUBSIDIARIES. Vestar represents and warrants that as of the date of this Agreement:

                  (a) The entire authorized capital stock of Shaver consists of: 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Shaver have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially by Vestar. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Shaver to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Shaver. Shaver is not a party to, and there are no, voting trusts, proxies, or other agreements or understandings with respect to the voting or transfer of any shares of Shaver which will survive the Closing Date.

                  (b) The entire authorized capital stock of Razor consists of: 1,000 shares of common stock, par value $.01 per share, of which 1,000 shares are issued and outstanding. All of the issued and outstanding shares of Razor have been duly authorized, are validly issued, fully paid and nonassessable, and are held of record and beneficially by Vestar. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Razor to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to Razor. Razor is not a party to, and there are no, voting trusts, proxies, or other agreements or understandings with respect to the voting or transfer of any shares of Razor which will survive the Closing Date.

                  (c) Neither Shaver nor Razor has any Subsidiaries other than the Company.

                  (d) From their respective dates of formation, neither Shaver nor Razor has conducted any business other than to hold the Company Interests and to engage in transactions related to the acquisition, holding and divestiture of such interests. Other than for taxes related to income that has been or may be allocated to them by the Company with respect to periods following December 31, 2002 (or for prior periods) and liabilities that are payable to certain Affiliates which shall be extinguished prior to or at Closing with assets available to Razor or Shaver, as applicable, or otherwise in a manner that will not result in any cost to the Purchaser, neither Razor nor Shaver has any material liabilities beyond those disclosed in the respective balance sheets of Razor and Shaver as of and for the year ended December 31, 2002 that were previously provided to the Purchaser.

                  (e) The Razor and Shaver corporate record books (including the ownership and share records of Razor and Shaver) are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors of Razor and Shaver and all transactions involving shares of Razor and Shaver (and contain all canceled certificates).

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material inducement to the Purchaser to enter into this Agreement and to purchase the Securities hereunder, the Company hereby represents and warrants as of the date of this Agreement as follows:

         SECTION 4.1 ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. The Company is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's Subsidiaries is a corporation or a limited liability company validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation. Each of the Company and its Subsidiaries is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification could not reasonably be expected to have a Material Adverse Effect. Each of the Company and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

         SECTION 4.2 APPROVALS AND CONSENTS. Except as set forth in Section 4.2 of the Disclosure Letter, the execution, delivery, and performance of this Agreement by the Company will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in a violation of, (iii) result in the creation of any Lien upon any assets, properties or rights of the Company or its Subsidiaries pursuant to, (iv) give any Person the right to modify, terminate or accelerate any Liability of, or charge any fee, penalty or similar payment to, the Company or its Subsidiaries, or (v) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Person or Government Entity (except for the applicable requirements of the HSR Act and any applicable foreign antitrust laws or regulations) pursuant to (A) any Contract to which the Company or its Subsidiary is a party, by which it is bound, or to which any of its assets are subject, (B) the certificate of formation of the Company or the LLC Agreement, or (C) any laws to which the Company or its Subsidiaries or any of their respective assets are subject, except, in the case of clauses (A) and (C), where such conflict, default, creation, modification, termination or acceleration or authorization could not reasonably be expected to have a Material Adverse Effect.

         SECTION 4.3 CAPITALIZATION; SUBSIDIARIES.

                  (a) The Company has outstanding $62,000,000 of Preferred Capital and 68,800 Common Units, all of which are owned of record by RPI, Shaver and Razor as set forth in Section 4.3(a) of the Disclosure Letter, free of any Liens, except Permitted Liens and the interest arising under the Assignment Agreement. The designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the Company Interests are as set forth in the certificate of formation of the Company and the LLC Agreement, in each case, as amended to the date hereof, and all such designations, powers, preferences, rights, qualifications, limitations and restrictions are valid, binding and enforceable in accordance with all applicable laws, except as the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws in effect which affect the enforcement of creditors' rights generally or (ii) general principles of equity, whether considered in a proceeding at law or in equity. All of the Company Interests have been duly authorized and validly issued, were not issued in violation of any preemptive rights and represent 100% of the outstanding capital of the Company. Except as set forth in Section 4.3(a) of the Disclosure Letter, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding any of its Membership Interests. Except as set forth in
Section 4.3(a) of the Disclosure Letter, there are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. The Company is not a party to any, and to the Company's Knowledge there are no, voting trusts, proxies, or other agreements or understandings with respect to the voting or transfer of any Membership Interests which will survive the Closing Date.

                  (b) Section 4.3(b) of the Disclosure Letter sets forth for each Subsidiary of the Company (i) its name and jurisdiction of incorporation, (ii) the number of shares or units of authorized capital stock or other equity interests of each class of its capital stock or equity interests,
(iii) the number of issued and outstanding shares or units of each class of its capital stock or equity interests, the names of the holders thereof, and the number of shares or units held by each such holder, and (iv) the number of shares of its capital stock or other equity interests held in treasury. All of the issued and outstanding shares or units of capital stock or other equity interests of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid and nonassessable. Subject to any Permitted Liens, each of the Company and its Subsidiaries holds of record, owns beneficially and has good and marketable title to all of the outstanding equity interests of each Subsidiary of the Company. Except as set forth in Section 4.3(b) of the Disclosure Letter, such equity interests shall be free and clear of any Liens (other than restrictions on transfer arising under the Securities Act and state or foreign securities laws) other than Permitted Liens . There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require any of the Subsidiaries of the Company to issue, sell or otherwise cause to become outstanding and owned by a Person who is not the Company or one of its Subsidiaries any of such Subsidiary's own capital stock or other equity interests. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock or other equity interests of any of the Company's Subsidiaries.

         SECTION 4.4 FINANCIAL STATEMENTS. The following financial statements for the Company, together with the financial statements to be provided pursuant to Section 6.17, are referred to hereafter, collectively, as the "Financial Statements": (i) the Company's audited consolidated balance sheets and related statements of income for the years ending December 31, 2002 and December 31, 2001 as filed with the SEC in the Company's Annual Report for the years ended December 31, 2002 and December 31, 2001, respectively; and (ii) the Company's unaudited consolidated balance sheet as of, and related statement of income as prepared by management year-to-date, July 26, 2003 as set forth in Section 4.4 of the Disclosure Letter. Each Financial Statement (including the notes thereto) has been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and fairly presents in all material respects the financial condition of the Company and its Subsidiaries as of such dates and the results of the Company's and its Subsidiaries', operations for the periods specified; provided, however, that the Financial Statements described in clause (ii) above lack footnotes and other presentation items and are subject to normal year-end adjustments.

         SECTION 4.5 EVENTS SUBSEQUENT TO THE MOST RECENT BALANCE SHEET. Since the date of the Most Recent Balance Sheet, (i) there has been no change in the financial condition or operating results of the Business which has had or is likely to have a Material Adverse Effect, (ii) the Company and its Subsidiaries have operated the Business in the ordinary course consistent with past practice and (iii) the Company has not made any distributions with respect to, or repurchased or otherwise acquired any of, its Membership Interests other than Tax Distributions.

         SECTION 4.6 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth in
Section 4.6 of the Disclosure Letter or in the Most Recent Balance Sheet, the Company and each of its Subsidiaries: (a) as of July 26, 2003, did not have any material Liabilities required by GAAP to be disclosed in the Most Recent Balance Sheet; (b) since July 26, 2003 have not incurred any Liabilities (other than liabilities or obligations incurred in the ordinary and usual course of business after July 26, 2003), except as could not reasonably be expected to have a Material Adverse Effect; and (c) since July 26, 2003, have not conducted their business otherwise than in the ordinary and usual course in all material respects.

         SECTION 4.7 TITLE TO ASSETS; ADEQUACY. Each of the Company and its Subsidiaries has good (and, in the case of real property, marketable) title (or leasehold interest with respect to capital leases) to all of the assets and properties which are material to the conduct of the Business (including those reflected on the Most Recent Balance Sheet), free and clear of all Liens except for Permitted Liens, except for assets and properties sold, consumed or otherwise disposed of in the ordinary course of business since the date of the Most Recent Balance Sheet. The buildings, structures and improvements owned or leased by the Company and each of its Subsidiaries conform in all material respects to all applicable material Laws, including zoning regulations, none of which would upon consummation of the transactions contemplated hereby materially adversely interfere with the use of such properties, buildings, structures or improvements for the purposes for which they are now utilized. Except as disclosed in Section 4.7 of the Disclosure Letter, the properties and assets owned or leased by the Company and each of its Subsidiaries are adequate in all material respects for the conduct of its business as presently conducted, are adequately insured, and are in reasonably good repair and operating condition, normal wear and tear excepted.

         SECTION 4.8 COMPLIANCE WITH LAWS. Except as set forth in Section 4.8 of the Disclosure Letter (and other than tax matters addressed in Section 4.9, environmental matters addressed in Section 4.10 and employee benefits matters addressed in Section 4.14 and employee matters addressed by Section 4.19), since July 26, 1998 each of the Company and its Subsidiaries has complied in all material respects with all material Legal Requirements relating to the operation of the Business. To the Company's Knowledge, none of the Company and its Subsidiaries has received written notice alleging any violations of material Legal Requirements within the last 12 months, except as set forth in Section 4.8 of the Disclosure Letter.

         SECTION 4.9 TAX MATTERS. Except as set forth in Section 4.9 of the Disclosure Letter:

                  (a) Each of Razor, Shaver, the Company and its Subsidiaries have: (i) timely filed and in all material respects correctly prepared all returns, declarations, reports, estimates, information returns and statements ("Returns") required to be filed or sent by or with respect to it in respect of any Taxes; (ii) properly paid all Taxes due and payable by Razor, Shaver, the Company and its Subsidiaries; (iii) established on its books and records and in the Financial Statements reserves in accordance with GAAP for the payment of all Taxes not yet due and payable; and (iv) complied in all material respects with all applicable material laws, rules and regulations relating to the payment and withholding of Taxes from employees and other persons.

                  (b) There are no Liens for Taxes upon the assets of Razor, Shaver, the Company or any of its Subsidiaries, except Permitted Liens set forth in clause (i) of the definition thereof.

                  (c) No written claim or deficiency for any Taxes has been asserted against Razor, Shaver, the Company or any of its Subsidiaries which has not been resolved and paid in full.

                  (d) There are no outstanding waivers or comparable consents given by Razor, Shaver, the Company or any of its Subsidiaries regarding the application of the statute of limitations with respect to any Taxes or Returns.

                  (e) No audits or proceedings before any Government Entity are presently pending with regard to any Taxes or Returns and Razor, Shaver, the Company and its Subsidiaries have not received any written notices of any such audits or proceedings.

         SECTION 4.10 ENVIRONMENTAL MATTERS. Except as described in Schedule
4.10 of the Disclosure Letter:

                  (a) Since July 26, 1998, each of the Company and its Subsidiaries has at all times been in compliance in all material respects with all applicable material Environmental Laws.

                  (b) Since July 26, 1998, each of the Company and its Subsidiaries has at all times been in compliance in all material respects with all material permits, licenses and other authorizations that may be required pursuant to all applicable material Environmental Laws for the occupation of the facilities and the operation of the Business.

                  (c) Since July 26, 1998, none of the Company and its Subsidiaries has received any written notice of any violations or liabilities, including any investigatory, remedial or corrective obligations, arising under material Environmental Laws and relating to the operation of the Business.

                  (d) None of the real property leased by the Company or its Subsidiaries has, since July 26, 1998, due to the activity of the Company and/or its Subsidiaries, been contaminated in any material respect with any hazardous wastes, hazardous substances or other hazardous or toxic materials, as defined in the Environmental Laws, so as to constitute a material violation of any material Environmental Laws or so as to trigger any material corrective or remedial action under the material Environmental Laws.

                  (e) This Section 4.10 contains the sole and exclusive representation and warranty with regard to environmental matters, including without limitation any arising under Environmental Laws.

         SECTION 4.11 INTELLECTUAL PROPERTY. Section 4.11 of the Disclosure Letter sets forth an accurate and complete list of all of the material patents, patent applications, trademark registrations and applications therefor and copyright registrations and applications therefor used in the conduct of the Business (collectively, "Intellectual Property"). Except as set forth in Section
4.11 of the Disclosure Letter, the Company or its Subsidiaries, as the case may be, own and possess all right, title and interest in and to, or possess the valid right to use, the Intellectual Property. Except as set forth in Section
4.11 of the Disclosure Letter, neither the Company nor any of its Subsidiaries has received any written notices of material infringement or misappropriation from any third party with respect to the Intellectual Property, and, to the Knowledge of the Company, neither the Company nor its Subsidiaries is currently infringing on the intellectual property of any other person.

         SECTION 4.12 REAL ESTATE.

                  (a) Section 4.12 of the Disclosure Letter lists all of the real property owned by the Company or any of its Subsidiaries and material to the conduct of the Business (the "Owned Real Property"). The Company or one or more of its Subsidiaries, as applicable, has good and marketable title to all of the Owned Real Property.

                  (b) Section 4.12 of the Disclosure Letter lists all of the leases (the "Leases") for real property to which the Company or any of its Subsidiaries is a party that are material to the conduct of the Business. Each Lease is in full force and effect. The Company has previously made available to the Purchaser true and complete copies of all of the Leases.

         SECTION 4.13 LITIGATION. Except as set forth in Section 4.13 of the Disclosure Letter, as of the date hereof, there is no claim, action, suit, arbitration, inquiry, proceeding, or investigation by or before any Government Entity ("Litigation") pending or, to the Knowledge of the Company, threatened involving the Company or any of its Subsidiaries which is reasonably likely to result in damages in excess of $250,000, or which seeks to enjoin or obtain damages in respect of the consummation of the transactions contemplated hereby. Neither the Company nor any of its Subsidiaries is subject to any outstanding orders, rulings, judgments or decrees that would have a Material Adverse Effect.
Section 4.13 of the Disclosure Letter also sets forth a list of each material outstanding order, ruling, judgment or decree to which the Company or any of its Subsidiaries or any of its or their assets is bound or subject.

         SECTION 4.14 EMPLOYEE BENEFITS. Section 4.14 of the Disclosure Letter lists each Employee Benefit Plan. Except as set forth in Section 4.14 of the Disclosure Letter:

                  (a) Each Employee Benefit Plan complies in form and in operation in all material respects with the applicable material requirements of ERISA and the Code or other applicable Laws.

                  (b) With respect to each Employee Benefit Plan, all required payments, premiums, contributions, distributions, or reimbursements for all periods ending prior to or as of the date of this Agreement have been made or properly accrued under applicable Laws and the terms of such Employee Benefit Plan.

                  (c) Each Employee Benefit Plan which is intended to be qualified under ss.401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it meets the requirements of ss.401(a) of the Code. The Company has no Liability under Title IV of ERISA with respect to any Employee Benefit Plan.

                  (d) With respect to each Employee Benefit Plan, the Company has delivered or made available to the Purchaser, to the extent applicable, correct and complete copies of the plan and trust documents and summary plan descriptions, the most recent determination letter received from the Internal Revenue Service, and the most recent Form 5500 Annual Report.

                  (e) Except as set forth in Section 4.14 of the Disclosure Letter, the Company does not maintain, contribute to or sponsor any employee benefit plan, agreement or arrangement applicable to employees outside the United States (the "Foreign Plans"). Each Foreign Plan is in compliance in all material respects with all material laws applicable thereto and the respective requirements of such Foreign Plan's governing documents and is funded to at least the minimum level required by applicable law.

         SECTION 4.15 CONTRACTS. Section 4.15 of the Disclosure Letter sets forth an accurate and complete list of each material Contract (including any and all amendments thereto) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound which (i) relates to the borrowing of money or the guaranty of any obligation to borrow money; (ii) involves revenues or expenditures in excess of $500,000 (excluding purchase and sale orders entered into in the ordinary course of business consistent with past practice); (iii) is a collective bargaining agreement; (iv) obligates the Company or any of its Subsidiaries not to compete with any business or which otherwise restrains or prevents the Company or any of the Subsidiaries from carrying on any lawful business (excluding customary restrictive covenants contained in agreements identified pursuant to clause (ii) above); (v) relates to employment, compensation, severance, consulting or indemnification between the Company or any of its Subsidiaries and any of their respective officers, directors, employees or consultants who are entitled to compensation thereunder in excess of $500,000 per annum or that will become payable as a result of the consummation of the Sale; (vi) is a license of intellectual property requiring payments in excess of $100,000 per annum or $500,000 in the aggregate; or (vii) is otherwise material to the assets, business, operations or financial condition of the Company and its Subsidiaries taken as a whole (collectively, the "Company Contracts"). To the Knowledge of the Company, all of the Company Contracts are enforceable by the Company or the Subsidiary which is a party thereto in accordance with their terms except to the extent that such enforceability (a) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally, and (b) is subject to general principles of equity. Except as set forth in Section 4.15 of the Disclosure Letter, neither the Company nor any of its Subsidiaries is in breach or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach or default under) any Contract listed in Section 4.15 of the Disclosure Letter nor, to the Knowledge of the Company, is any other party to any of the agreements listed in Section 4.15 of the Disclosure Letter in default thereunder (and to the Knowledge of the Company, no event has occurred which with notice or the passage of time or both would constitute a breach or default thereunder).

         SECTION 4.16 DEFECTIVE PRODUCTS. The Company and its Subsidiaries have not manufactured, sold or supplied any product or service which is or was in any material respect, defective or dangerous or which does not substantially comply with any warranties expressly or impliedly made by the Company and its Subsidiaries or with all Legal Requirements in circumstances where the liability of the Company with respect thereto and its Subsidiaries would have a Material Adverse Effect.

         SECTION 4.17 MAJOR CUSTOMERS. Section 4.17 of the Disclosure Letter sets forth (i) the name of each customer of the Company and its Subsidiaries which was among the twenty customers which generated the greatest amount of revenue during the year ended December 31, 2002, (ii) the name of each customer which was among the twenty customers which generated the greatest amount of revenue during the seven months ended July 26, 2003, and (iii) the name of each customer listed pursuant to (i) or (ii) above as to which the Company or one of its Subsidiaries has received a written notice that such customer will, or the Company otherwise has Knowledge that such customer has notified the Company verbally that it intends to, terminate its relationship with the Company and its Subsidiaries or materially reduce its future purchases from the Company and its Subsidiaries on or before December 31, 2003.

         SECTION 4.18 MAJOR SUPPLIERS. Section 4.18 of the Disclosure Letter. sets forth (i) the name of each supplier of the Company and its Subsidiaries which was among the ten suppliers which generated the greatest amount of expense during the year ended December 31, 2002, (ii) the name of each supplier which was among the ten suppliers which generated the greatest amount of expense during the seven months ended July 26, 2003, and (iii) the name of each supplier listed pursuant to (i) and (ii) above and as to which the Company or one of its Subsidiaries has received a written notice that such supplier will, or the Company otherwise has Knowledge that such supplier has notified the Company verbally that it intends to, terminate its relationship with the Company and its Subsidiaries or materially reduce its future sales to the Company and its Subsidiaries on or before December 31, 2003.

         SECTION 4.19 LABOR RELATIONS. Except as set forth in Section 4.19 of the Disclosure Letter, the Company and each of its Subsidiaries is, in all material respects, in compliance with all applicable material Laws respecting employment and employment practices, terms and conditions of employment, wages and hours. There is no unlawful employment practice or discrimination charge pending involving the Company or any of its Subsidiaries before the Equal Employment Opportunity Commission ("EEOC") or any EEOC recognized state "referral agency." There is no unfair labor practice charge or complaint against the Company or any of its Subsidiaries pending before the National Labor Relations Board ("NLRB") or any foreign equivalent. There is no labor strike, dispute, slowdown or stoppage actually pending or, to the Knowledge of Company, threatened against or involving or affecting the Company or any of its Subsidiaries and no NLRB representation questions exists respecting any of the Company or any of its Subsidiaries' employees. No grievance or arbitration proceeding is pending and no written claim therefor exists involving the Company or any of its Subsidiaries. There is no collective bargaining agreement that is binding on the Company or any of its Subsidiaries. Except for any Contract disclosed pursuant to Section 4.19, neither the Company nor any of its Subsidiaries is a party to or is bound by any agreement, arrangement or understanding with any employee or consultant that involves payments in excess of $100,000 per annum that cannot be terminated on notice of ninety (90) or fewer days or that entitles employee to consultant to receive any salary continuation or severance payment or retain any specified position with the Company or any of its Subsidiaries.

         SECTION 4.20 AFFILIATE TRANSACTIONS. Except as set forth in Section
4.20 of the Disclosure Letter, there are no business arrangements or contractual relationships between the Company and/or any of its Subsidiaries, on the one hand, and any of the Sellers or any of the Sellers' respective Affiliates, on the other hand that will continue after the Closing Date (other than the ordinary course purchase and sale of products or provision of services to or by Affiliates of the Sellers).

         SECTION 4.21 INSURANCE. The Company and each of its Subsidiaries maintains the amount and scope of all insurance policies or contract providing coverage as summarized and set forth in Section 4.21 of the Disclosure Letter. All such policies or contracts of insurance are of a scope and, in the opinion of management, in an amount usual and customary for businesses of similar size and scope engaged in the Business in similar geographic areas and are sufficient for compliance in all material respects with all material Laws and of all agreements to which the Company or any of its Subsidiaries is a party. All insurance policies pursuant to which any such insurance is provided are in full force and effect and no effective written notice of cancellation or termination of any such insurance policies has been given to the Company or any of its Subsidiaries by the carrier of any such policy. All premiums required to be paid in connection therewith have been paid in full.

         SECTION 4.22 CORPORATE RECORDS. The limited liability and corporate record books (including the ownership and share records) of the Company and each of its Subsidiaries are complete, accurate and up to date in all material respects with all necessary signatures and set forth all meetings and actions taken by the stockholders and directors (or members and managers, as applicable) of the Company and each of its Subsidiaries and all transactions involving shares or other equity units of the Company and each of its Subsidiaries (and contain all canceled certificates).

         SECTION 4.23 BROKERAGE. Except for amounts payable to the Bear Stearns Companies Inc. or any of its Affiliates for advisory services rendered in connection with the transactions contemplated hereby (the amount and terms and conditions for the payment of which have previously been disclosed to the Purchaser), none of the Sellers, the Company or its Subsidiaries has any liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Purchaser or the Company could become liable or obligated.

         SECTION 4.24 NO ADDITIONAL REPRESENTATIONS. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT OR IN THE CERTIFICATE BEING DELIVERED PURSUANT TO SECTION 2.4(e)(v), EXCEPT AS EXPRESSLY SET FORTH IN
ARTICLE IV, THE COMPANY EXPRESSLY DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, AS TO THE CONDITION, VALUE OR QUALITY OF THE BUSINESS OR THE ASSETS OF THE BUSINESS, AND THE COMPANY SPECIFICALLY DISCLAIMS ANY REPRESENTATION OR WARRANTY OF MERCHANTABILITY, USAGE, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE WITH RESPECT TO THE ASSETS OF THE BUSINESS, OR ANY PART THEREOF, OR AS TO THE WORKMANSHIP THEREOF, OR THE ABSENCE OF ANY DEFECTS THEREIN, WHETHER LATENT OR PATENT, IT BEING UNDERSTOOD THAT, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN ARTICLE IV OF THIS AGREEMENT OR IN THE CERTIFICATE BEING DELIVERED PURSUANT TO SECTION 2.4(e)(v), SUCH SUBJECT ASSETS ARE BEING ACQUIRED "AS IS, WHERE IS" ON THE CLOSING DATE, AND IN THEIR PRESENT CONDITION, AND THE PURCHASER SHALL RELY ON ITS OWN EXAMINATION AND INVESTIGATION THEREOF.

                                   ARTICLE V

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         As a material inducement to the Sellers to enter into this Agreement and to sell the Securities, the Purchaser hereby represents and warrants as follows:

         SECTION 5.1 ORGANIZATION, CORPORATE POWER AND AUTHORIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Wisconsin. The Purchaser has the requisite corporate power and authority and all material licenses, permits and authorizations necessary to enter into, deliver and carry out its obligations pursuant to this Agreement. The Purchaser's execution, delivery and performance of each of this Agreement and each other Contract executed in connection herewith to which it is a party has been duly authorized by the Purchaser.

         SECTION 5.2 BINDING EFFECT AND NONCONTRAVENTION.

                  (a) This Agreement constitutes a valid and binding obligation of the Purchaser which is enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by (i) applicable insolvency, bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, and (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (b) The execution, delivery and performance by the Purchaser of this Agreement do not and shall not: (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under or result in a violation of,
(iii) result in the creation of any Lien upon the assets, properties or rights of such Person pursuant to, (iv) give any Person the right to modify, terminate or accelerate any Liability of, or charge any fee, penalty or similar payment to such Person, or (v) require any authorization, consent, approval, exemption or other action by or declaration or notice to any Person or Government Entity (except for the applicable requirements of the HSR Act and any applicable foreign antitrust laws or regulations) pursuant to (A) any Contract to which the Purchaser is a party, by which it is bound, or to which any of its assets are subject, (B) the certificate of organization, bylaws or similar governing documents of the Purchaser, or (C) any laws to which the Purchaser or any of its assets are subject, except, in the case of clauses (A) and (C), where such conflict, default, creation, modification, termination or acceleration or authorization could not reasonably be expected to have a Purchaser Material Adverse Effect.

         SECTION 5.3 BROKERAGE. The Purchaser has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Sellers or the Company could become liable or obligated.

         SECTION 5.4 FINANCIAL ABILITY. The Purchaser has received a written commitment letter (the "Commitment Letter") to obtain the funds necessary for the consummation of the transactions contemplated hereby (a true, correct and complete copy of the Commitment Letter is attached as Section 5.4 of the Purchaser Disclosure Letter). The Purchaser has paid all commitment fees required to be paid and taken all other actions required to cause such Commitment Letter to be effective and to constitute the valid commitment of the issuer of such letter. There is no breach of any representation, warranty or covenant under the Commitment Letter and the Commitment Letter is a valid and binding commitment of the Purchaser and, to the Purchaser's Knowledge, the issuer thereof to the extent set forth on the face thereof. There is no fact, occurrence or condition that makes any of the assumptions or statements therein inaccurate in any material respect or that would cause the commitments provided in the Commitment Letter to be terminated or ineffective or any of the conditions contained therein not to be met.

         SECTION 5.5 NO LITIGATION. There is no lawsuit, claim, action, proceeding or investigation pending or, to the Knowledge of the Purchaser, threatened against the Purchaser, its properties or businesses, which could reasonably be expected to have a Purchaser Material Adverse Effect or restrict the ability of the Purchaser to consummate the transactions contemplated hereby or otherwise perform hereunder.

         SECTION 5.6 INVESTMENT. The Purchaser is acquiring the Securities for its own account, for investment only, and not with a view to any resale or public distribution thereof. The Purchaser shall not offer to sell or otherwise dispose of the Securities in violation of any Legal Requirement applicable to any such offer, sale or other disposition. The Purchaser acknowledges that (i) the Securities have not been registered under the Securities Act or any state securities laws, (ii) there is no public market for the Securities and there can be no assurance that a public market shall develop, and (iii) it must bear the economic risk of its investment in the Securities for an indefinite period of time. The Purchaser is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act, as presently in effect.

         SECTION 5.7 ACKNOWLEDGEMENT BY THE PURCHASER. The Purchaser acknowledges and agrees that it has conducted its own independent review and analysis of the business, assets, condition, operations and prospects of the Company and its Subsidiaries. In entering into this Agreement, the Purchaser has relied solely upon its own investigation and analysis, and the representations and warranties, covenants and agreements of the Sellers and the Company contained in this Agreement, and the Purchaser:

                  (a) acknowledges that, other than as set forth in this Agreement, none of the Sellers, the Company, nor any of their respective directors, officers, employees, Affiliates, agents or representatives makes or has made any representation or warranty, either express or implied, as to the accuracy or completeness of any of the information provided or made available to the Purchaser or its agents or representatives prior to the execution of this Agreement;

                  (b) agrees, to the fullest extent permitted by law (except with respect to claims of fraud), that none of the Sellers, the Company, nor any of their respective Affiliates, directors, officers, employees, stockholders, agents or representatives shall have any liability or responsibility whatsoever to the Purchasers on any basis (including in contract, tort or otherwise) based upon any information provided or made available, or statements made, to the Purchaser prior to the execution of this Agreement; and

                  (c) acknowledges that it is not aware of any representation or warranty of the Sellers or the Company set forth in Article III or IV of this Agreement being untrue or inaccurate.

                                   ARTICLE VI

                                    COVENANTS

         The Parties hereby agree as follows:

         SECTION 6.1 REASONABLE BEST EFFORTS. Upon the terms and subject to the conditions of this Agreement, each of the Parties hereto shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement and to cause each of the conditions to Closing set forth in Article VII below to be satisfied, in each case, as soon as practicable following the date of this Agreement (including seeking early termination of the waiting period under the HSR Act), provided that such efforts shall not include any requirement to expend a material amount of money, commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party for any extraordinary purpose or in response to any extraordinary demand. Without limiting the generality of the foregoing, the Sellers and the Purchaser hereby agree to provide promptly to Governmental Entities with regulatory jurisdiction over enforcement of any applicable antitrust laws all information and documents requested by any such Governmental Entity or necessary, proper or advisable to permit consummation of the transactions contemplated hereby, and to file any Notification and Report Form and related material required under the HSR Act as soon as practicable after the date hereof, and in any event no later than August 29, 2003. The Purchaser and the Sellers shall each thereafter use its reasonable best efforts to complete as soon as practicable its substantial compliance with any requests for additional information or documentary material that may be made under the HSR Act. Furthermore, prior to the Closing, the Sellers and the Company shall use their reasonable commercial efforts to assist the Purchaser in any undertaking to retire the Company's outstanding High-Yield Debt (which such retirement, whether pursuant to a tender offer made by the Purchaser or otherwise, would occur following, and be contingent upon, the Closing); provided however, that under no circumstances shall the Company be required to call any outstanding High-Yield Debt for redemption, or shall the Company or any Seller be required to expend a material amount of money, unless the Purchaser has agreed in writing to reimburse the Company and/or the Sellers for such amounts.

         SECTION 6.2 CONDUCT OF BUSINESS.

                  (a) Except as may be otherwise contemplated by this Agreement or required by law or any Contracts disclosed in Section 4.15 of the Disclosure Letter or as the Purchaser may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed), from the date hereof and prior to the Closing, the Company will, and will cause each of its Subsidiaries, to operate its business in all material respects in the ordinary course consistent with past practice.

                  (b) Without limiting the generality of the foregoing, except as may be otherwise contemplated by this Agreement or required by Law or any Contracts disclosed, or not required to be disclosed, in Section 4.15 of the Disclosure Letter or as the Purchaser may otherwise consent to in writing (which consent shall not be unreasonably withheld or delayed), from the date hereof and prior to the Closing, neither Razor, Shaver, the Company nor any of its Subsidiaries will:

                           (i) other than any Tax Distribution, (A) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock or other equity interests (for the avoidance of doubt, payments made pursuant to the terms of the Vestar Management Agreement and/or the RPI Services Agreement shall not be considered a distribution for purposes of this Agreement); (B) split, combine or reclassify any of its capital stock or other equity interests or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock or other equity interests or (C) amend the terms of, repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to repurchase, redeem or otherwise acquire, any of its securities or any securities of its Subsidiaries, or propose to do any of the foregoing;

                           (ii) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise) any stock of any class or any other securities (including Indebtedness having the right to vote) or equity equivalents (including, without limitation, stock appreciation rights), or amend in any respect any of the terms of any such securities or equity equivalents outstanding on the date hereof; provided, that notwithstanding the foregoing, the Company may issue, reissue, amend the terms of or cancel any rights under the Company's Phantom Equity Program or any other stock appreciation rights so long as any amounts payable pursuant to such rights are satisfied at the Closing from the Purchase Price and provided further, that the Company may amend the Super Performance Based Phantom Equity Agreements (the "SP Agreements") set forth on Section 6.12(iv) of the Disclosure Letter in the manner contemplated by and consistent with the terms of the Form of Letter Agreement attached as Exhibit C hereto. Such amendments shall not, however, cause the aggregate payments under all SP Agreements to exceed $2,763,750. The SP Agreements will not be amended in any manner inconsistent with Exhibit C hereto without the prior written consent of the Purchaser;

                           (iii) amend or propose to amend its certificate of incorporation, bylaws certificate of formation, limited liability company agreement or equivalent documents;

                           (iv) acquire, sell, lease, encumber, transfer or dispose of any assets (except that the Company and its Subsidiaries may sell inventory in the ordinary course of business consistent with past practice) or make any capital expenditures aggregating over $500,000 (except for capital expenditures made in accordance with the Company's existing capital expenditure budget); modify or amend any Contracts (including any relating to Indebtedness) outside of the ordinary course of business; enter into any Contract that would be required to be disclosed in Section 4.15 of the Disclosure Letter hereto if it were in effect on the date of this Agreement;

                           (v) except for revolving credit loans (and letters of credit obtained in the ordinary course of business) and intercompany loans and advances among the Company and/or one or more of its wholly owned Subsidiaries, incur or assume any Indebtedness or issue or sell any debt securities or warrants or rights to acquire any debt securities of the Company or any of its Subsidiaries or guarantee (or become liable for) any Indebtedness of others or mortgage, pledge or otherwise encumber any assets or consensually create any Lien thereupon other than Permitted Liens;

                           (vi)     make any loans, advances or capital
         contributions outside of the ordinary course of business, except to wholly-owned Subsidiaries;

                           (vii) except as may otherwise be required by the SEC, the Public Company Accounting Oversight Board, GAAP or the Financial Accounting Standards Board, change any of the accounting principles or practices used by it;

                           (viii) make any Tax election except in the ordinary course of business or settle or compromise any income tax liability material to the Company and its Subsidiaries taken as a whole;

                           (ix) (1) enter into, adopt, amend or terminate any Employee Benefit Plan or any agreement, arrangement, plan or policy between itself and one or more of its directors or executive officers or (2) increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or arrangement as in effect as of the date hereof, except in the case of officers and employees for normal increases in compensation and normal year-end bonuses in the ordinary course of business and consistent with past practice; or enter into any Contract, agreement, commitment or arrangement to do any of the foregoing;

                           (x) agree to take any of the foregoing actions, except where the effectiveness of such agreement is subject to the approval of the Purchaser.

         SECTION 6.3 ACCESS. From the date hereof and prior to the Closing, the Company shall provide the Purchaser with such information as the Purchaser may from time to time reasonably request with respect to the Company and its Subsidiaries and their assets and properties and the transactions contemplated by this Agreement, and shall provide the Purchaser and its representatives reasonable access during regular business hours and upon reasonable notice to the personnel, representatives, properties, books and records of the Company and its Subsidiaries as the Purchaser may from time to time reasonably request. Any disclosure whatsoever during such investigation by the Purchaser shall not constitute any enlargement or additional representations or warranties of the Company or any Seller or any of their respective Affiliates beyond those specifically set forth in this Agreement. All such information and access shall be subject to the terms and conditions of the Confidentiality Agreement, dated February 14, 2003, executed by the Purchaser (the "Confidentiality Agreement").

         SECTION 6.4 No Solicitation. Neither the Company nor any of its Subsidiaries, Affiliates, officers, directors, employees, representatives or agents, shall, directly or indirectly, encourage, solicit, participate in, initiate or continue discussions or negotiations with, or provide any information to, any person (other than the Purchaser and its Affiliates and representatives) concerning any merger, sale of assets, sale of shares of capital stock or similar transactions involving the Company or any of its Subsidiaries or a division of the Company and any existing discussions or negotiations with third persons relating thereto shall be terminated immediately.

         SECTION 6.5 BOOKS AND RECORDS. For a period of seven (7) years from the Closing, the Purchaser shall, and shall cause the Company and its Subsidiaries to, provide to any Seller for any purpose relating to such Seller's ownership of any securities of the Company, access to the books and records of the Company related to periods prior to the Closing Date upon reasonable advance written notice during regular business hours for the sole purpose of obtaining information for use as aforesaid and will permit such Seller to make such extracts and copies thereof as may be necessary. Such Seller shall reimburse the Company or its Subsidiaries for the reasonable out-of-pocket expenses incurred by any of them in performing the covenants contained in this Section 6.5.

         SECTION 6.6 DIRECTOR AND OFFICER LIABILITIES AND INDEMNIFICATION.

                  (a) The Company and each of its Subsidiaries hereby exculpate (to the fullest extent permitted by applicable law), contingent upon but automatically effective upon the Closing and the Company, each of its Subsidiaries and their respective successors shall jointly and severally indemnify, defend and hold harmless, the present and former officers, employees and directors of the Company or any of its Subsidiaries (each an "Indemnified Party") against all Losses, arising out of actions or omissions in their capacities as such occurring at or prior to the

Closing to the fullest extent permitted under applicable law, the Company's or any of its Subsidiaries' certificate of incorporation or bylaws (or substantially equivalent documents), and any agreement between an Indemnified Party and the Company or any of its Subsidiaries in effect at the date of this Agreement set forth in Section 6.6(a) of the Disclosure Letter, including, without limitation, advancing expenses incurred in the defense of any action or suit, provided that (i) the Company shall pay for only one counsel for all Indemnified Parties unless the use of one counsel for such Indemnified Parties would present such counsel with a conflict of interest and (ii) such advancement of expenses shall be subject to such Indemnified Party's agreement to return any advanced funds if a court of competent jurisdiction, after all time for appeals having been exhausted, shall have determined that the Indemnified Party is not entitled to indemnity against such expenses under applicable law or the Company's certificate of formation or the LLC Agreement.

                  (b) If (but only if) for any reason the indemnity provided for in Section 6.6(a) is unavailable to any Indemnified Party, as the case may be, or is insufficient to hold each such Indemnified Party, as the case may be, harmless from all such Losses, then the Company and its Subsidiaries and their respective successors shall each contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only the relative benefits received by the Company and its Subsidiaries on the one hand and such Indemnified Party, as the case may be, on the other but also the relative fault of such persons as well as any relevant equitable considerations.

                  (c) Prior to the Closing, if available, the Company may purchase a directors' and officers' liability insurance policy (the terms of which will be acceptable to the Sellers) providing coverage for the Company's pre-closing officers and directors for a period of up to six years following the Closing (the "Tail"). The premium and other expenses related to the acquisition of such policy will be paid by the Company and shall not be considered fees and expenses of the transaction for purposes of Section 9.14 hereof, provided that, if the purchase price and other expenses related to the acquisition of the Tail exceeds $600,000, any amounts in excess of $600,000 shall be paid by the Sellers. The Company shall not cancel, limit, modify or amend the Tail while it is in effect.

                  (d) The obligations of the Company under this Section 6.6 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party to whom this Section 6.6 applies (it being expressly agreed that the Indemnified Parties to whom this Section 6.6 applies are hereby made express and intended third party beneficiaries of this Section 6.6).

         SECTION 6.7 NO TRANSFERS. After the date of this Agreement, none of the Sellers shall sell, pledge, encumber or otherwise transfer any or all of the Securities or any interest therein.

         SECTION 6.8 TRADEMARK AND TRADE NAME RELEASE. Except as set forth in
Section 6.8 of the Disclosure Letter, effective only as of the Closing Date, each of the Sellers does hereby unconditionally and irrevocably forever waive and release all rights to use any of the trade names and any trademarks set forth in Section 4.11 of the Disclosure Letter (or any trademarks likely to be confused therewith). The Sellers shall have thirty (30) days following the Closing Date to remove such trade names and trademarks from any of Sellers' materials (but notwithstanding the foregoing, shall have a limited license to use such trade names and trademarks in connection with disclosing their prior ownership of the Company in marketing and similar materials.

         SECTION 6.9 Releases.

                  (a) Release of Company. Effective as of the Closing Date, except for those matters set forth in Section 6.9(a) of the Disclosure Letter, each of the Sellers does hereby unconditionally and irrevocably forever release and discharge Razor, Shaver, the Company and its Subsidiaries from all obligations and liabilities to the Sellers, all agreements and understandings involving the Sellers other than this Agreement and the instruments and documents delivered by the Purchaser or the Sellers pursuant to this Agreement, and all claims and causes of action (whether at law or in equity) of the Sellers against Razor, Shaver, the Company and its Subsidiaries, arising prior to the Closing Date.

                  (b) Release of the Sellers. Effective as of the Closing Date, except for those matters set forth in Section 6.9(b) of the Disclosure Letter, each of Razor, Shaver, the Company and its Subsidiaries does hereby unconditionally and irrevocably forever release and discharge each of the Sellers from all obligations and liabilities to each of Razor, Shaver, the Company and its Subsidiaries, all agreements and understandings involving Razor, Shaver or the Company or its Subsidiaries other than this Agreement and the instruments and documents delivered by the Purchaser or the Sellers pursuant to this Agreement, and all claims and causes of action (whether at law or in equity) of Razor, Shaver or the Company or its Subsidiaries against the Sellers arising prior to the Closing Date.

         SECTION 6.10 PAYMENT OF INTERCOMPANY TRANSACTIONS. Prior to or on the Closing Date, Razor, Shaver, the Company and its Subsidiaries, on the one hand, and the Sellers, on the other hand, shall pay any amounts due and owing the other. Vestar shall cause Razor and Shaver to extinguish on or prior to Closing those liabilities that are payable to certain Affiliates referenced in Section 3.4(d).

         SECTION 6.11 NO INTERFERENCE; NONDISCLOSURE.

                  (a) No Interference with Customers. During the period commencing on the Closing Date and continuing for a period of two years thereafter (the "Non-Interference Period", each of the Sellers agrees that neither it nor any of its Affiliates which it controls shall induce a Customer to withdraw, curtail or cancel such Customer's business with the Purchaser or its Affiliates. As used in this Section 6.11, "Customer" means any actual customer of the Purchaser or its Affiliates, or any potential customer of the Purchaser or its Affiliates, served or actually solicited by the Purchaser or the Company or its Subsidiaries within the twelve-month period prior to the Closing Date.

                  (b) No Interference with Employees. Each Seller agrees that, during the Non-Interference Period, neither it nor any of its Affiliates which it controls will directly or indirectly request or induce any employee to terminate his employment with the Purchaser or its Affiliates and accept employment with another business entity engaged in the Business in North America, Europe, Australia or New Zealand (the "Territory") except as set forth in Section 6.11(b) of the Disclosure Letter, or hire during the Non-Interference Period, any employee within twelve (12) months after termination of such employee's employment with the Purchaser or any of its Affiliates. This Section 6.11(b) shall not be construed to prohibit each Seller or its Affiliates from placing general advertisements for employees in newspapers, periodicals or other media of general circulation or hiring any such employees as a result thereof, other than the employees who are parties to the agreements listed as items 21, 23-33 and 34(b) in Section
4.15 of the Disclosure Letter.

                  (c)      Trade Secrets; Confidential Information.

                           (i)      Each of the Sellers recognizes and
         acknowledges that it has had access to certain highly sensitive, special, unique information of the Company and its Subsidiaries that is confidential or proprietary. Each of the Sellers hereby covenants and agrees that it and its Affiliates which it controls will not (A) as to Trade Secrets for a period of seven years and (B) as to Confidential Information, during the Non-Interference Period, use or disclose any Trade Secrets or Confidential Information, except for disclosures to authorized representatives of the Purchaser; provided, however, that the foregoing restrictions shall not apply to (1) items that have entered the public domain other than by an unauthorized disclosure by the Sellers or any of their Affiliates, (2) any items required to be disclosed by a Governmental Entity or under applicable Laws, or (3) Confidential Information received subsequently from third parties not known by the Sellers to be subject to confidentiality restrictions.

                           (ii) For purposes of this Agreement, (A) "Trade Secret" means any currently existing information, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a set of guidelines, a procedure, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers of the Company or its Subsidiaries, that derives economic value, actual or potential, from not being generally known to and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use and is the subject of efforts that are reasonable under the circumstances to maintain its secrecy or otherwise constitutes a trade secret under applicable Law; and (B) "Confidential Information" is any currently existing data or information of the Company or its Subsidiaries other than Trade Secrets, which is competitively sensitive and not generally known to the public.

         SECTION 6.12 EMPLOYEE MATTERS.

                  (a) From and after the Closing Date, the Purchaser shall cause the Company and its Subsidiaries to (i) continue in effect for at least one year following the Closing Date for current and former employees of the Company and its Subsidiaries the Employee Benefit Plans, or to provide other plans, programs, policies, arrangements or agreements that will provide such employees and former employees with benefits as are in the aggregate comparable to the benefits provided to such employees and former employees under the Employee Benefit Plans as in effect on the date hereof, (ii) adopt a severance plan for certain employees having the terms described in Section 6.12(ii) of the Disclosure Letter, pursuant to which any such employee who is terminated by the Company or its successor without cause on or prior to the first anniversary of the Closing will be entitled to a payment equal to the greater of (x) the amount determined in accordance with the provisions of the plan described in Section 6.12(ii) of the Disclosure Letter or (y) any amounts to which such employee is entitled pursuant to any agreement between such employee and the Company, (iii) make the severance payments described in the agreements set forth in Section 6.12 (iii) of the Disclosure Letter in the event that any such payments become due and payable and (iv) in the event that the "Performance Criteria" as defined in those certain SP Agreements listed on Section 6.12(iv) of the Disclosure Letter, as each such agreement has been modified prior to the date hereof and as any such agreement may be amended and/or modified following the date hereof solely in the form of the Letter Agreement attached hereto as Exhibit C, (which result in aggregate payments under all SP Agreements of not more than $2,763,750), have been met, make payment under the outstanding SP Agreements in accordance with the terms thereof. Nothing in this Section 6.12 shall be deemed to require the Purchaser to cause to be continued any employee's employment, responsibilities or title for any period or to change the terms of any existing employee benefit program.

                  (b) For purposes of determining whether the Performance Criteria referenced in Section 6.12(a)(iv) above has been met, the terms "EBITDA" and "RVM" (as applied by the Company with respect to the SP Agreements) shall be determined and calculated in a manner strictly consistent with the accounting principles and methods applied by the Company in the preparation of the Financial Statements and measurements that it has used historically to determine these amounts (including, without limitation, for the Company's 2002 fiscal year). For the avoidance of doubt, in determining whether the EBITDA/RVM targets have been met with respect to the SP Agreements, the Company shall make such determination without giving effect to any cost, expense, charge or other item arising from, related to or resulting from the transactions contemplated by this Agreement (including the purchase of the Tail pursuant to Section 6.6(c)) nor any purchase accounting or other adjustments to the Company's accounting or tax basis in its assets and/or liabilities arising from, related to or resulting from the transactions contemplated by this Agreement (including the Purchaser's financing or any retirement or repayment of the Company's indebtedness, including any related fees and expenses). In the event that, following the Closing, the Company engages in any transaction involving the acquisition or disposition of, or a fundamental change in, the Company's business, material assets or business units, whether by means of asset purchase or sale, stock purchase or sale, merger, combination, recapitalization or otherwise, and such transaction or change is reasonably expected to affect the Company's "EBITDA" and/or "RVM," whether in the period during which such transaction or change occurs or any subsequent period for which "EBITDA" and/or "RVM" will be measured for the purpose of determining whether the Performance Criteria have been met, then the Board of Directors of the Company shall determine in good faith, in consultation with Alexander Castaldi, the amount, if any, of the adjustments that should be made to the Performance Criteria.

         SECTION 6.13 PUBLIC ANNOUNCEMENTS. Neither the Company, the Sellers, the Purchaser nor any of their respective Affiliates shall issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby without the prior consultation with the other Parties, except as may be required by law or by any listing agreement with, or the policies of, a national securities exchange. Notwithstanding the foregoing, the Purchaser and the Sellers shall cooperate to prepare a joint press release to be issued on the Closing Date and, upon the request of any of the parties hereto, at the time of the signing of this Agreement.

         SECTION 6.14 LITIGATION SUPPORT. In the event and for so long as any Party actively is contesting or defending against any third party action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers or the Company, the Purchaser agrees to (a) cooperate with the contesting or defending party and its counsel, (b) make available the employees of the Business then employed by the Purchaser, the Company or any of its Subsidiaries to provide testimony, to be deposed, to act as witnesses and to assist counsel, and (c) provide reasonable access to its and the Company's or any Subsidiary's books and records as shall be necessary in connection with the defense or contest; provided that, the contesting or defending party shall pay the out-of-pocket expenses reasonably incurred by the party so cooperating (unless the contesting or defending party is entitled to indemnification therefor under this Article VI).

         SECTION 6.15 TAX PROCEDURES.

                  (a) Notwithstanding anything regarding the time of distributions to the contrary in Section 5.5 of the LLC Agreement, the Company shall, as promptly as practicable following its determination of the members' distributive shares of taxable income for the period preceding Closing, make a Tax Distribution to the members in respect of income allocated for such short taxable period which the members shall apply to the taxes related thereto; provided, however, that the Company shall not make any Tax Distribution to the members prior to Closing to the extent any member has a "Shortfall Amount" (as defined in the LLC Agreement) with respect to previous taxable years.

                  (b) Sellers shall prepare or cause to be prepared and file or cause to be filed (in each case in a manner consistent with past practice) all federal, state and local Tax Returns of Razor, Shaver, the Company and its Subsidiaries required to be filed (taking into account any extensions) for taxable periods ending on or before the Closing Date, and shall provide the Purchaser with the opportunity to review and comment upon such filings prior to the time they are filed and the Sellers shall not file such filings without the Purchaser's consent, which consent shall not be unreasonably withheld. If the Sellers have requested such consent and have not received within fifteen (15) days of making such request either the Purchaser's consent or a written notice from the Purchaser that describes in reasonable detail any dispute that the Purchaser has with any information contained in the subject Tax Return (a "Dispute Notice"), then the Purchaser shall automatically be deemed to have given such consent. In the event that the Purchaser has delivered a Dispute Notice, such dispute(s) shall be subject to good faith negotiation among the Sellers, the Purchaser and their respective tax advisors for a period of ten
(10) days, and if there has been no resolution of all such dispute(s) within such ten (10) day period, then unless otherwise agreed, any remaining disputes shall then be submitted to an independent "Big Four" accounting firm (or, if all "Big Four" accounting firms shall have a conflict of interest, any other nationally recognized accounting firm), that has not performed material services for the Company, the Sellers or the Purchaser or any of their respective controlled Affiliates for a period of at least one (1) year, selected by the respective tax advisors of the Sellers and the Purchaser (the "Tax Return Arbitrator"), which shall act as an arbitrator and shall issue its report resolving all such disputes within ten (10) days after such dispute is referred to and accepted by it. The Tax Return Arbitrator shall use its best judgment to resolve the disputed matters in a manner that most consistently reflects the Company's or other affected entity's past custom and practices so long as such past custom and practices are consistent with applicable law. The subject Tax Return, as so modified, may be filed by the Sellers with the appropriate government authorities without the consent of the Purchaser. The fees and expenses of the Arbitrator shall be paid one-half by the Purchaser and one-half by the Sellers. The Purchaser shall be liable for all Taxes payable with respect to the operations of Razor, Shaver, the Company and its Subsidiaries after the Closing, and shall be responsible for filing the necessary Tax Returns and reports with respect to the operations of Razor, Shaver, the Company and its Subsidiaries for all taxable periods ending after the Closing.

                  (c) Each party shall provide to each other party such information as may reasonably be requested by the other party in connection with the preparation of any Tax Return, any audit or other examination by any taxing authority, or any judicial or administrative proceeding relating to liability for Taxes with respect to Razor, Shaver, the Company and its Subsidiaries. Each Party shall retain, for a reasonable period of time, and provide the other Parties upon request and reasonable notice with, any records or information which they in fact have and which may be relevant to such return, audit or examination, proceeding or determination. The Party responsible for filing a Tax Return pursuant to subsection (a) above shall control any audits, disputes, administrative, judicial or other proceedings relating to such Tax Returns; provided that no Party may agree to settle any Tax liability or compromise any claim with respect to Taxes if such settlement or compromise may affect the liability for Taxes of the other Party, without such other Party's consent (which consent shall not be unreasonably withheld or delayed).

                  (d) Sellers shall promptly notify Purchaser, and Purchaser shall promptly notify Sellers, in writing, of any notice of a tax deficiency, assessment or audit relating to Razor, Shaver, the Company or any of its Subsidiaries.

         SECTION 6.16 PHANTOM EQUITY DISBURSEMENT ACCOUNT. The Company will establish the Phantom Equity Disbursement Account, no later than three days prior to the Closing, with a commercial banking institution selected by the Company. The Company will provide instructions to such banking institution for the payment to each Phantom Equity Participant of his or her respective share of the Aggregate Phantom Equity Payment, less all payroll tax withholdings. Such payments will be made by wire transfer of immediately available funds or cashiers or certified check. Prior to the Closing, the Company will instruct such banking institution to make such payments promptly upon receipt of the Aggregate Phantom Equity Payment from Purchaser.

         SECTION 6.17 FINANCIAL STATEMENTS. As soon as reasonably practicable after the end of every month (but in no event later than the twentieth day of the following month) beginning with the month in which this Agreement is signed, the Company shall deliver to the Purchaser an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the applicable scheduled end of such month, and a related consolidated statement of operations for such month, which meet the standard for Financial Statements set forth in
Section 4.4(ii).

         SECTION 6.18 COMMITMENT. The Purchaser hereby covenants and agrees to use and to cause its Subsidiaries to use their respective commercial best efforts and to do all other things to obtain for itself and/or the Company the financing necessary for consummation of the transactions contemplated by this Agreement (whether from the issuer of the Commitment Letter or from other sources) in accordance with the Commitment Letter. The Purchaser hereby represents that there are no conditions to the closing of the financing as contemplated by the Commitment Letter other than those set forth in the Commitment Letter and the payment of fees related thereto. The Purchaser further covenants and agrees that (i) it will not terminate, modify, amend or in any manner alter the obligations of the issuer of the Commitment Letter in any manner that is adverse to the Purchaser's ability to obtain financing for the transactions contemplated by this Agreement at any time prior to the termination of this Agreement and (ii) it will enforce its rights to obtain the financing contemplated by the Commitment Letter to the fullest extent permitted by law. The Purchaser will promptly use its commercial best efforts to enable the Purchaser to consummate the "Bridge Loans" under the Commitment Letter if the Senior Subordinated Notes have not been sold by October 1, 2003.

                                  ARTICLE VII

                            CONDITIONS TO THE CLOSING

         SECTION 7.1 CONDITIONS OF THE PURCHASER'S OBLIGATION. The Purchaser's obligation to effect the Sale at the Closing is subject to the satisfaction (or waiver by Purchaser) at or prior to Closing of the following conditions precedent:

                  (a)      Representations, Warranties and Covenants of the
Company.

                           (i) The Company and the Sellers shall have performed and complied in all material respects with their respective agreements and covenants contained herein on, prior to or as of the Closing Date.

                           (ii) The representations and warranties of the Company and the Sellers contained herein shall have been true and correct at and as of the date of this Agreement and shall also be true and correct on the Closing Date, except for representations and warranties that are made as of a specific date or time other than the date of this Agreement, which shall be true and correct as of such date or time. This condition shall be deemed satisfied unless the failure of the representations and warranties of the Company and the Sellers to be true and correct as contemplated above, considered collectively, would have a Material Adverse Effect, provided that in determining whether such failure would have a Material Adverse Effect, all "material," "Material Adverse Effect," "in all material respects" and similar qualifiers in Article IV (other than qualifications specifically referring to a certain dollar amount), shall be ignored for purposes of this Section 7.1(a)(ii).

                  (b) No Prohibition. No order, judgment, ruling, charge, decree or injunction of any Government Entity shall be in effect which is final and non-appealable and which prohibits the consummation of the transactions contemplated hereby.

                  (c) Governmental Consents. The applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated and the consents, approvals, authorizations, exemptions and waivers from Government Entities, which consents shall be required in order to (i) enable the Purchaser to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal) and (ii) enable the Company and its Subsidiaries to conduct their businesses after the Closing on the same basis as conducted prior to the date hereof shall have been obtained (excluding, however, the failure to obtain any consents, approvals, authorizations, exemptions and waivers the failure of which to obtain would not reasonably be expected to result in a Material Adverse Effect).

                  (d) The Purchaser shall have obtained financing in the amount specified in the Commitment Letter.

                  (e) Document Deliveries. The Purchaser shall have received from the Company the documents listed in Section 2.4(e) hereof, from the Sellers, the documents required pursuant to Section 2.4(d) hereof, and from IRP, the documents required pursuant to Section 2.4(f).

         SECTION 7.2 CONDITIONS OF THE SELLERS' OBLIGATION. The Sellers' obligation to effect the Sale at the Closing is subject to the satisfaction (or waiver by Vestar) at or prior to the Closing of the following conditions precedent:

                  (a)      Representations, Warranties and Covenants.

                           (i) The Purchaser shall have performed and complied in all material respects with its agreements and covenants contained herein on, prior to or as of the Closing Date.

                           (ii) The representations and warranties of the Purchaser contained herein shall have been true and correct as of the date of this Agreement and shall also be true and correct in all material respects on the Closing Date, except for representations and warranties that are made as of a specific date or time other than the date of this Agreement, which shall be true as of such date or time. This condition shall be deemed satisfied unless the failure of the representations and warranties of the Purchaser to be true and correct as contemplated above, in the aggregate, would have a Purchaser Material Adverse Effect.

                  (b) No Prohibition. No order, judgment, ruling, charge, decree or injunction of any Government Entity shall be in effect which is final and non-appealable and which prohibits the consummation of the transactions contemplated hereby.

                  (c) Governmental Consents. The applicable waiting period (and any extensions thereof) under the HSR Act shall have expired or been terminated and the consents, approvals, authorizations, exemptions and waivers from Government Entities listed on Section 7.2(c) of the Purchaser Disclosure Letter, which consents shall be required in order to enable the Company to consummate the transactions contemplated hereby (except for such consents, approvals, authorizations, exemptions and waivers, the absence of which would not prohibit consummation of such transactions or render such consummation illegal).

                  (d) Document Deliveries. Each Seller shall have received from Purchaser the documents listed in Section 2.4(a)(ii)-(vi) hereof and the Purchase Price.

                                  ARTICLE VIII

                                   TERMINATION

         SECTION 8.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) By the mutual written consent of Vestar on behalf of the Sellers, and the Purchaser;

                  (b) By either Vestar on behalf of the Sellers or the Purchaser in writing, without liability to the terminating party on account of such termination (except as otherwise provided in Section 8.2), if the Closing shall not have occurred on or before October 15, 2003 provided, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to the Sellers,on the one hand, or the Purchaser, on the other hand, if their or its failure to fulfill any obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; or

                  (c) By either Vestar on behalf of the Sellers or the Purchaser, if there shall be any statute, law, rule or regulation that makes consummation of the transactions contemplated hereby illegal or prohibited or if any court or other Government Entity of competent jurisdiction shall have issued an order, judgment, decree or ruling, or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, judgment, decree, ruling or other action shall have become final and non-appealable.

         SECTION 8.2 EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder, except for the obligations under the last sentence of Section 6.3, Sections 6.13, 8.2, 9.2, 9.7, 9.8, 9.10, 9.12, 9.13 and 9.14 hereof and the
Confidentiality Agreement, provided, however, that nothing in this Section 8.2 (including the final sentence hereof) shall relieve or limit the Liability hereunder of any party (the "Defaulting Party") to the other party or parties on account of a willful breach of (i) a representation or warranty, or (ii) a covenant contained herein by the Defaulting Party. In the case of such a breach, in addition to any damages for which the Defaulting Party may be liable, the Defaulting Party shall reimburse the other party or parties for any expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorney's fees and expenses).

                                   ARTICLE IX

                                  MISCELLANEOUS

         SECTION 9.1 NON-SURVIVAL OF REPRESENTATIONS, WARRANTIES, COVENANTS AND AGREEMENT. Except for Sections 6.5, 6.6, 6.8, 6.9, 6.10, 6.11, 6.12, 6.13, 6.14,
6.15 and 6.16 and Article IX, none of the representations, warranties, covenants and agreements contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Closing, and thereafter there shall be no liability on the part of either the Sellers, the Purchaser or the Company or any of their respective officers, directors, stockholders or Affiliates in respect thereof.

         SECTION 9.2 REMEDIES. No failure to exercise, and no delay in exercising, any right, remedy, power or privilege under this Agreement by any party shall operate as a waiver of such right, remedy, power or privilege, nor shall any single or partial exercise of any right, remedy, power or privilege under this Agreement preclude any other or further exercise of such right, remedy, power or privilege or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided pursuant to this Agreement are cumulative and not exhaustive of any other rights, remedies, powers and privileges which may be provided by law, including, without limitation, the remedy of specific performance

         SECTION 9.3 CONFIDENTIALITY. The Purchaser agrees to maintain all nonpublic information regarding the Company (with respect to the period prior to the Closing Date) and the Sellers and their respective Affiliates confidential in a manner consistent with the obligations of the Purchaser pursuant to the Confidentiality Agreement. Notwithstanding anything herein to the contrary, the Purchaser and the Sellers (and each Affiliate and Person acting on behalf of any such Person) agree that each party (and representative of such party) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the purchase and sale of the Securities and all materials of any kind (including opinions or other Tax analyses) that are provided to such party or such person relating to such Tax treatment and Tax structure, except to the extent necessary to comply with any applicable federal or state securities laws. This authorization is not intended to permit disclosure of any other information including (without limitation) (i) any portion of any materials to the extent not related to the Tax treatment or Tax structure of the purchase and sale of the Securities; (ii) the identities of participants or potential participants in such purchase and sale; (iii) the existence or status of any negotiations; (iv) any pricing or financial information (except to the extent such pricing or financial information is related to the Tax treatment or Tax structure of the transactions contemplated by this Agreement; or (v) any other term or detail not relevant to the Tax treatment or the Tax structure of the purchase and sale of the Securities contemplated herein.

         SECTION 9.4 CONSENT TO AMENDMENTS. This Agreement may be amended or modified, and any provisions of this Agreement may be waived, in each case upon the approval, in writing, executed by each of the Company, each of the Sellers and the Purchaser. No other course of dealing between or among any of the parties or any delay in exercising any rights pursuant to this Agreement shall operate as a waiver of any rights of any party.

         SECTION 9.5 ENTIRE AGREEMENT. This Agreement, including the Schedules and Exhibits attached hereto, and the other agreements referred to herein constitute the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

         SECTION 9.6 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided in this Agreement, all covenants and agreements set forth in this Agreement by or on behalf of the parties shall bind and inure to the benefit of the respective successors and permitted assigns of the parties, whether so expressed or not, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by the Purchaser (on the one hand), or the Sellers (on the other hand) without the prior written consent of the other party. The Purchaser may (i) (at any time prior to the Closing) at its sole discretion, in whole or in part assign its rights pursuant to this Agreement, including the right to purchase the Securities, to one or more of its direct or indirect wholly owned Affiliates, and (ii) designate one or more of its Affiliates to perform its obligations hereunder (in any or all of which cases the Purchaser nonetheless shall remain responsible for the performance of all of its obligations hereunder), or (iii) assign all its rights and obligations under this Agreement to a purchaser of substantially all its business or assets, whether by sale of stock, sale of assets, merger or otherwise.

         SECTION 9.7 GOVERNING LAW; CONSENT TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK FOR CONTRACTS ENTERED INTO AND TO BE PERFORMED IN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND OF ANY NEW YORK STATE COURT SITTING IN NEW YORK CITY FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

         SECTION 9.8 NOTICES. All demands, notices, communications and reports provided for in this Agreement shall be in writing and shall be either sent by facsimile with confirmation to the number specified below or personally delivered or sent by reputable overnight courier service (delivery charges prepaid) to any party at the address specified below, or at such address, to the attention of such other Person, and with such other copy, as the recipient party has specified by prior written notice to the sending party pursuant to the provisions of this Section 9.8:

           If to the Company, to:
           ---------------------

                    Remington Products Company, L.L.C.
                    60 Main Street
                    Bridgeport, CT  06604
                    Facsimile:   (203) 332-4655
                    Attn: Chief Executive Officer
                          General Counsel

           with a copy, which shall not constitute notice to the Company, to:
           -----------------------------------------------------------------

                    Vestar Capital Partners
                    245 Park Avenue, 41st Floor
                    New York, NY  10167
                    Facsimile:   (212) 808-4922
                    Attn: General Counsel

           If to RPI, to:
           -------------

                    RPI Corp.
                    555 Madison Avenue, 23rd Floor
                    New York, NY  10022
                    Facsimile:   (212) 223-5655
                    Attn: President

           with a copy, which shall not constitute notice to RPI, to:
           ---------------------------------------------------------

                    Weil Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, NY  10153
                    Facsimile:   (212) 310-8007
                    Attn:  Robert Messineo

           If to Vestar or IRP, to:
           -----------------------

                    Vestar Equity Partners, L.P.
                    c/o Vestar Capital Partners
                    245 Park Avenue, 41st Floor
                    New York, NY  10167
                    Facsimile:   (212) 808-4922
                    Attn: General Counsel
           with a copy, which shall not constitute notice to Vestar or IRP, to:
           -------------------------------------------------------------------

                    Kirkland & Ellis LLP
                    Citigroup Center
                    153 East 53rd Street
                    New York, NY 10022
                    Facsimile:   (212) 446-4900
                    Attn: Michael Movsovich, Esq.

           If to the Purchaser:
           -------------------

                    Rayovac Corporation
                    601 Rayovac Drive
                    Madison, WI  53711
                    Facsimile: (608) 278-6666
                    Attn:  Kent J. Hussey, President

           with a copy, which shall not constitute notice to the Purchaser, to:
           -------------------------------------------------------------------

                    Sutherland Asbill & Brennan LLP
                    999 Peachtree Street, N.E.
                    Atlanta, GA 30309
                    Facsimile: (404) 853-8806
                    Attn:  Mark D. Kaufman

Any such demand, notice, communication or report shall be deemed to have been given pursuant to this Agreement when delivered personally, when confirmed if by facsimile or on the business day after deposit with a reputable overnight courier service, as the case may be.

         SECTION 9.9 EXHIBITS. The Exhibits to this Agreement constitute a part of this Agreement and are incorporated into this Agreement for all purposes as if fully set forth herein. Any disclosure made in any Schedule to this Agreement which is applicable to another Schedule to this Agreement shall be deemed to be made with respect to such other Schedule regardless of whether or not a specific cross reference is made thereto if the relevance of such disclosure to such other schedule is reasonably apparent on its face.

         SECTION 9.10 COUNTERPARTS. The parties may execute this Agreement in two or more counterparts (no one of which need contain the signatures of all parties), each of which shall be an original and all of which together shall constitute one and the same instrument.

         SECTION 9.11 TIME IS OF THE ESSENCE. The Purchaser and the Sellers hereby expressly acknowledge and agree that time is of the essence for each and every provision of this Agreement.

         SECTION 9.12 NO THIRD-PARTY BENEFICIARIES. Except as otherwise expressly provided in this Agreement, no Person which is not a party shall have any right or obligation pursuant to this Agreement.

         SECTION 9.13 HEADINGS. The headings used in this Agreement are for the purpose of reference only and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 9.14 TRANSACTION EXPENSES; TRANSFER TAXES. In the event that the transactions contemplated hereby are not consummated, each of the Purchaser, the Company, and the Sellers shall bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby; provided, however, any expense incurred by the Company in connection with the Purchaser's efforts to finance the transactions contemplated hereby shall be paid by the Purchaser. Contemporaneous with the Closing of the transactions contemplated hereby, the Company shall pay all of its own fees, costs and expenses (including, without limitation, all legal fees and disbursements of counsel and the fees and expenses of the Bear Stearns Companies, Inc. referenced in Section 4.23 hereof) incurred in connection with the process leading to the transactions contemplated hereby, and the negotiation, execution and closing of the transactions contemplated hereby up to an aggregate of $4,000,000. The Purchaser will pay any and all transfer taxes, stamp and recording taxes, sales and use taxes and other miscellaneous closing fees or costs associated therewith, if any.


                                      * * *

         IN WITNESS WHEREOF, the parties have executed this Purchase Agreement as of the date first written above.

                                RAYOVAC CORPORATION

                                By:               /s/ David A. Jones
                                         --------------------------------------
                                         Name:
                                         Title:


                                REMINGTON PRODUCTS COMPANY, L.L.C.

                                By:               /s/ Neil P. DeFeo
                                         --------------------------------------
                                         Name:  Neil P. DeFeo
                                         Title:  Chairman, President and CEO


                                VESTAR EQUITY PARTNERS, L.P.

                                By:      Vestar Associates, L.P.,
                                         its General Partner

                                By:      Vestar Associates Corporation,
                                         its General Partner

                                By:               /s/ Arthur J. Nagle
                                         --------------------------------------
                                         Name:
                                         Title:


                                RPI CORP.

                                By:               /s/ Victor K. Kiam III
                                         --------------------------------------
                                         Name: Victor K. Kiam III
                                         Title: President

                                INVESTORS/RP, L.L.C

                                By:      Vestar Equity Partners, L.P.
                                         its Manager

                                By:      Vestar Associates, L.P.,
                                         its General Partner

                                By:      Vestar Associates Corporation,
                                         its General Partner


                                By:            /s/ Arthur J. Nagle
                                         --------------------------------------
                                         Name:
                                         Title:


                                VESTAR SHAVER CORP.
                                (solely for the purposes of Section 6.9 and Section 6.10)

                                By:               /s/ Brian P. Schwartz
                                         --------------------------------------
                                         Name:  Brian P. Schwartz
                                         Title: President


                                VESTAR RAZOR CORP.
                                (solely for the purposes of Section 6.9 and Section 6.10)

                                By:               /s/ Brian P. Schwartz
                                         --------------------------------------
                                         Name:  Brian P. Schwartz
                                         Title: President